Exhibit 99.1

IMAX CORPORATION REPORTS THIRD QUARTER 2021 RESULTS

HIGHLIGHTS

•

IMAX reaches turning point at global box office — breaking record for highest grossing month of October, delivering September grosses above 2019, and generating $142 million (+100% YoY) in Global Box Office for the Third Quarter

•

The Company delivers strongest Global Box Office, Revenue, and Gross Margin since 2019, with blockbusters and consumers returning to cinemas in force and studios recommitting to exclusive theatrical releases

•	IMAX continues to improve operating results demonstrating the strength of its global asset-lite licensing model and ability to capitalize on box office momentum

•

The Company is well-positioned to benefit from the continued evolution of the theatrical marketplace, including increased globalization of the box office, further emphasis on tentpole releases, and compressed demand of 45-day theatrical window

•

IMAX expects accelerating pipeline of blockbusters set for exclusive theatrical release to further build consumer momentum worldwide, with a wealth of franchise tentpole films slated in Q4 of 2021 and 2022

NEW YORK, NY — October XX, 2021 — IMAX Corporation (NYSE: IMAX) today reported financial results for the third quarter of 2021, including: its strongest Global Box Office, Revenue, and Gross Margin in the pandemic era; a sharp reduction in net loss attributable to common shareholders from ($47.2) to ($8.4) million, reported loss per share from ($0.80) to ($0.14), and adjusted loss per share from ($0.75) to ($0.08); and solid improvement in adjusted EBITDA which increased from ($0.3) to $13.1 million — demonstrating a significant turning point in the global box office with pent up consumer demand for The IMAX Experience® continuing to gain momentum as theaters reopen around the world.

“The third quarter was a major turning point for IMAX. We delivered over $142 million in Global Box Office, a clear sign of significant pent up consumer demand with momentum accelerating into a pre-pandemic September performance and all-time Company record in October, which is on track to be one of the top ten months in the company’s history,” said Richard L. Gelfond, CEO of IMAX Corporation. “The power of the IMAX theatrical window for blockbuster films is clear as we continue to draw moviegoers to the theaters, gain market share, and grow our relationships with local exhibitors, studios, and filmmakers.”

“IMAX’s asset-lite model again proved to be a strong differentiator, helping us to deliver year-over-year growth in revenue and achieve another quarter of improved operating results. These results are also reflected in our balance sheet, where our excess liquidity provides security and capital allocation flexibility.”

“As anticipated, the domestic market continued its recovery with sequential growth in box office. Local language box office was also a strong performer which already eclipsed our record breaking 2019 local language box office. We are seeing greater confidence in the overall slate as well, as the IMAX-friendly franchise-heavy schedule has solidified through 2022.”

“We feel confident that the table is set for a continued rebound in domestic and international blockbuster moviegoing which is reflected in our decision to opportunistically repurchase shares. With solid operating momentum, strong market share and multiple tentpole films set to be released in the remainder Q4 and 2022, IMAX is well positioned to deliver and strengthen our position as one of the world's premier entertainment experience.”

Third Quarter Financial Highlights

	Three Months Ended
	September 30,
In millions of U.S. Dollars, except per share data	2021	2020	YoY % Change
Total Revenue	$56.6	$37.3	51.9%

Gross Margin	$27.5	$3.8	617.9%
Gross Margin (%)	48.6%	10.3%

Net Loss attributable to common shareholders	$(8.4)	$(47.2)	82.3%
Diluted Net Loss per share attributable to common shareholders	$(0.14)	$(0.80)	82.5%
Adjusted Net Loss attributable to common shareholders(1)	$(5.0)	$(44.6)	88.7%
Adjusted Net Loss per share attributable to common shareholders(1)	$(0.08)	$(0.75)	89.3%

Adjusted EBITDA per Credit Facility attributable to common shareholders(1)	$13.1	$(0.3)	N/A
Adjusted EBITDA Margin attributable to common shareholders (%) (1)	26.3%	(0.8%)	N/A

_______________

(1)	Non-GAAP Financial Measure. See the discussion at the end of this earnings release for a description of these non-GAAP financial measures and reconciliations to the most comparable GAAP amounts.

Third Quarter and September Year-to-Date Segment Results(1)

	IMAX Technology Network			IMAX Technology Sales and Maintenance

In millions of U.S. Dollars	Revenue	Gross Margin (Margin Loss)	Gross Margin %	Revenue	Gross Margin	Gross Margin %
3Q21	$25.6	$10.9	42.7%	$27.7	$14.9	53.8%
3Q20	11.4	0.6	5.2%	23.7	9.4	39.6%
% change	125.3%	N/A		17.1%	58.8%

YTD 3Q21	$65.5	$29.7	45.3%	$73.4	$38.1	51.9%
YTD 3Q20	28.4	(3.1)	(11.0%)	43.4	14.3	33.0%
% change	131.1%	N/A		69.2%	165.6%

_______________

(1)	Please refer to the Company’s Form 10-Q for the period ended September 30, 2021 for additional segment information.

IMAX Technology Network

•

IMAX Technology Network revenues increased to $25.6 million in the third quarter of 2021, compared to $11.4 million in the prior-year period. The continued reopening of the Company’s network, particularly in the US, and strong performance of Hollywood releases drove the increase in gross box office and revenue.

•

Gross margin for the IMAX Technology Network of $10.9 million in the third quarter of 2021 increased by more than $10 million as improved box office performance drove higher revenue and margin expansion.

IMAX Technology Sales and Maintenance

•

IMAX Technology Sales and Maintenance revenues increased to $27.7 million in the third quarter of 2021, compared with $23.7 million in the prior year period. The increase in revenue was the result of higher IMAX Maintenance revenue associated with the continued reopening of the Company’s global network offset by a fewer number of IMAX theater system installations.

•

Total gross margin for IMAX Technology Sales and Maintenance increased to $14.9 million compared to $9.4 million in the prior year period. The increase in gross margin was the result of higher maintenance revenue partially offset by an increase in associated costs as a result of a return to more normal business activities.

Cash Balances and Outstanding Debt

Total cash and cash equivalents as of September 30, 2021 were $193.0 million. Total debt, excluding deferred financing costs was $241.0 million as of September 30, 2021.

Share Count and Capital Return

The weighted average basic and diluted shares outstanding in the third quarter of 2021 increased to 59.2 million, compared to 58.9 million in the third quarter of 2020. During the third quarter of 2021, the Company repurchased 317 thousand of its shares at an average price of $14.53 for a total of $4.6 million. IMAX China repurchased 3.6 million shares at an average price of $1.40 per share for a total of $5 million. A total of $84.8 million remains available under the Company’s outstanding share repurchase authorization, which was extended an additional year through to June 2022.

Supplemental Materials

For more information about the Company’s results, please refer to the IMAX Investor Relations website located at investors.imax.com.

Investor Relations Website and Social Media

On a weekly basis, the Company posts quarter-to-date box office results on the IMAX Investor Relations website located at investors.imax.com. The Company expects to provide such updates on Friday of each week, although the Company may change this timing without notice. Results will be displayed with a one-week lag.

The Company may post additional information on the Company’s corporate and Investor Relations website which may be material to investors. Accordingly, investors, media and others interested in the Company should monitor the Company’s website in addition to the Company’s press releases, SEC filings and public conference calls and webcasts, for additional information about the Company

Conference Call

The Company will host a conference call today at 8:30AM ET to discuss its third quarter 2021 financial results. This call is being webcast by PGI and can be accessed at investors.imax.com. To access the call via telephone, interested parties in the US and Canada should dial (800) 437-2398 approximately 5 to 10 minutes before the call begins. Other international callers should dial (647) 792-1240. The conference ID for the call is 1560158. A replay of the call will be available via webcast at investors.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 1560158.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theaters to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto, and Los Angeles, with additional offices in London, Dublin, Tokyo, and Shanghai. As of September 30, 2021, there were 1,664 IMAX theater systems (1,580 commercial multiplexes, 12 commercial destinations, 72 institutional) operating in 85 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “HK.1970.”

IMAX®, IMAX® Dome, IMAX® 3D, IMAX® 3D Dome, Experience It In IMAX®, The IMAX Experience®, An IMAX Experience®, An IMAX 3D Experience®, IMAX DMR®, DMR®, IMAX nXos® and Films to the Fullest®, are trademarks and trade names of the Company or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Instagram (https://www.instagram.com/imax), Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

For additional information please contact:

Investors: IMAX Corporation, New York Brett Harriss 212-821-0187 bharriss@IMAX.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com

###

Forward-Looking Statements

This earnings release contains forward looking statements that are based on IMAX management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. These forward-looking statements include, but are not limited to, references to business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, future capital expenditures (including the amount and nature thereof), industry prospects and consumer behavior, plans and references to the future success of IMAX Corporation together with its consolidated subsidiaries (the "Company") and expectations regarding the Company's future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to, risks related to the adverse impact of the COVID-19 pandemic; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the performance of IMAX DMR® films; the signing of IMAX Theater System agreements; conditions, changes and developments in the commercial exhibition industry; risks related to currency fluctuations; the potential impact of increased competition in the markets within which the Company operates, including competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks relating to recent consolidation among commercial exhibitors and studios; risks related to new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to cyber-security and data privacy; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to the Company’s indebtedness and compliance with its debt agreements; general economic, market or business conditions; the failure to convert IMAX Theater System backlog into revenue; changes in laws or regulations; the failure to fully realize the projected cost savings and benefits from any of the Company’s restructuring initiatives; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors and risks outlined in our periodic filings with the SEC; and other factors, many of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and actual results or anticipated developments by the Company may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Primary Reporting Groups

The Company has the following reportable segments: (i) IMAX DMR; (ii) Joint Revenue Sharing Arrangements; (iii) IMAX Systems, (iv) IMAX Maintenance; (v) Other Theater Business; (vi) New Business Initiatives; (vii) Film Distribution; and (viii) Film Post-Production. The Company organizes its reportable segments into the following four categories, identified by the nature of the product sold or service provided:

(i)	IMAX Technology Network, which earns revenue based on contingent box office receipts and includes the IMAX DMR segment and contingent rent from the Joint Revenue Sharing Arrangement (“JRSA”) segment;

(ii)	IMAX Technology Sales and Maintenance, which includes results from the IMAX Systems, IMAX Maintenance and Other Theater Business segments, as well as fixed revenues from the JRSA segment;

(iii)	New Business Initiatives, which is a segment that includes activities related to the exploration of new lines of business and new initiatives outside of the Company’s core business; and

(iv)

Film Distribution and Post-Production, which includes activities related to the licensing of film content, the distribution of films primarily for the Company’s institutional theater partners (through the Film Distribution segment) and the provision of film post-production and quality control services (through the Film Post-Production segment).

IMAX Network and Backlog

	Three Months Ended September 30,
Theater System Signings:	2021		2020
New IMAX Theater Systems:
Sales and sales-type lease arrangements	4		8
Hybrid joint revenue sharing arrangements	—		—
Traditional joint revenue sharing arrangements	5		—
Total new IMAX theaters Systems	9		8
Upgrades of IMAX theater systems	2		2
Total IMAX Theater System signings	11		10

	Three Months Ended September 30,
Theater System Installations:	2021		2020
New IMAX Theater Systems:
Sales and sales-type lease arrangements	6		9
Hybrid joint revenue sharing lease arrangements	2		1
Traditional joint revenue sharing arrangements	6		8
Total new IMAX Theater Systems	14		18
Upgrades of IMAX theater systems	3		5
Total IMAX Theater System installations	17		23

	September 30,
Theater System Backlog:	2021		2020
Sales and sales-type lease arrangements	182		193
Hybrid joint revenue sharing arrangements	139		146
Traditional joint revenue sharing arrangements	185	(1)	206	(1)
Total Theater System backlog	506	(2)	545	(3)

	September 30,
Theater Network:	2021		2020
Commercial Multiplex Theaters
Sales and sales-type lease arrangements	676		661
Hybrid joint revenue sharing lease arrangements	144		139
Traditional joint revenue sharing lease arrangements	760		742
Total Commercial Multiplex Theaters	1,580		1,542
Commercial Destination Theaters	12		13
Institutional Theaters	72		77
Total Theater network(4)	1,664		1,632

_______________

(1)	Includes 44 IMAX Theater Systems where the customer has the option to convert from a joint revenue sharing arrangement to a sales arrangement (2020 — 46).
(2)	Includes 148 new IMAX with Laser projection system configurations and 90 upgrades of existing locations to IMAX with Laser projection system configurations.
(3)	Includes 155 new IMAX with Laser projection system configurations and 92 upgrades of existing locations to IMAX with Laser projection system configurations.
(4)	Period-to-period changes are reported net of the effect of permanently closed theaters.

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues
Technology sales	$13,160	$15,753	$34,508	$24,102
Image enhancement and maintenance services	30,588	14,589	76,914	39,109
Technology rentals	10,219	4,473	26,708	10,307
Finance income	2,635	2,441	8,181	7,495
	56,602	37,256	146,311	81,013
Costs and expenses applicable to revenues
Technology sales	6,230	9,222	17,779	15,637
Image enhancement and maintenance services	16,461	16,989	38,582	42,049
Technology rentals	6,424	7,216	19,579	22,100
	29,115	33,427	75,940	79,786
Gross margin	27,487	3,829	70,371	1,227
Selling, general and administrative expenses	28,377	24,815	82,393	83,247
Research and development	2,025	1,130	5,696	4,562
Amortization of intangibles	1,255	1,349	3,586	4,014
Credit loss (reversal) expense, net	(3,317)	3,925	(4,884)	15,582
Asset impairments	—	—	—	1,151
Legal judgment and arbitration awards	—	—	(1,770)	—
Loss from operations	(853)	(27,390)	(14,650)	(107,329)
Realized and unrealized investment gains (losses)	30	1,575	5,311	(939)
Retirement benefits non-service expense	(117)	(186)	(347)	(432)
Interest income	538	586	1,680	1,842
Interest expense	(1,540)	(2,391)	(5,534)	(4,620)
Loss before taxes	(1,942)	(27,806)	(13,540)	(111,478)
Income tax expense	(4,402)	(19,349)	(9,416)	(24,606)
Equity in losses of investees, net of tax	—	(1,329)	—	(1,858)
Net Loss	(6,344)	(48,484)	(22,956)	(137,942)
Less: Net (income) loss attributable to non-controlling interests	(2,034)	1,275	(9,473)	15,412
Net loss attributable to common shareholders	$(8,378)	$(47,209)	$(32,429)	$(122,530)
Net loss per share attributable to common shareholders - basic and diluted:
Net loss per share — basic and diluted	$(0.14)	$(0.80)	$(0.55)	$(2.06)

Weighted average number of shares outstanding (000's):
Basic	59,244	58,859	59,207	59,360
Fully Diluted	59,244	58,859	59,207	59,360
Additional Disclosure:
Depreciation and amortization	$14,899	$13,816	$40,570	$40,699

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of dollars, except share amounts)

(Unaudited)

	September 30,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$193,008	$317,379
Accounts receivable, net	82,728	56,300
Financing receivables, net	135,202	131,810
Variable consideration receivables, net	42,540	40,526
Inventories	38,245	39,580
Prepaid expenses	11,863	10,420
Film assets, net	5,347	5,777
Property, plant and equipment, net	260,852	277,397
Investment in equity securities	1,089	13,633
Other assets	18,514	21,673
Deferred income tax assets, net	18,652	17,983
Goodwill	39,027	39,027
Other intangible assets, net	24,094	26,245
Total assets	$871,161	$997,750
Liabilities
Accounts payable	$15,584	$20,837
Accrued and other liabilities	98,272	99,354
Revolving credit facility borrowings, net	9,486	305,676
Convertible notes, net	223,265	—
Deferred revenue	86,442	87,982
Deferred income tax liabilities	17,642	19,134
Total liabilities	450,691	532,983
Commitments and contingencies
Non-controlling interests	760	759
Shareholders' equity
Capital stock common shares — no par value. Authorized — unlimited number.
59,082,275 issued and 59,081,999 outstanding (December 31, 2020 — 58,921,731 issued and 58,921,008 outstanding)	413,531	407,031
Less: Treasury stock, 276 shares at cost (December 31, 2020 — 723)	(4)	(11)
Other equity	161,524	180,330
Statutory surplus reserve	3,932	—
Accumulated deficit	(241,440)	(202,849)
Accumulated other comprehensive (loss) income	(637)	988
Total shareholders' equity attributable to common shareholders	336,906	385,489
Non-controlling interests	82,804	78,519
Total shareholders' equity	419,710	464,008
Total liabilities and shareholders' equity	$871,161	$997,750

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of dollars)

(Unaudited)

	Nine Months Ended
	September 30,
	2021	2020
Operating Activities
Net loss	$(22,956)	$(137,942)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	40,570	40,699
Amortization of deferred financing costs	1,749	595
Credit loss (reversal) expense, net	(4,884)	15,582
Write-downs	878	13,339
Deferred income tax (benefit) expense	(1,687)	23,142
Share-based and other non-cash compensation	18,558	16,345
Unrealized foreign currency exchange loss (gain)	555	(394)
Realized and unrealized investment (gains) losses	(5,311)	939
Equity in losses of investees	—	1,858
Changes in assets and liabilities:
Accounts receivable	(24,336)	30,350
Inventories	653	(10,278)
Film assets	(10,035)	(6,177)
Deferred revenue	(1,434)	5,233
Changes in other operating assets and liabilities	(11,902)	(24,109)
Net cash used in operating activities	(19,582)	(30,818)
Investing Activities
Purchase of property, plant and equipment	(2,353)	(658)
Investment in equipment for joint revenue sharing arrangements	(5,361)	(5,289)
Acquisition of other intangible assets	(3,399)	(1,661)
Proceeds from sale of equity investment	17,769	—
Net cash provided by (used in) investing activities	6,656	(7,608)
Financing Activities
Proceeds from issuance of convertible notes, net	223,675	—
Debt issuance costs related to convertible notes	(1,163)	—
Purchase of capped calls related to convertible notes	(19,067)	—
Revolving credit facility borrowings	3,600	280,244
Repayments of revolving credit facility borrowings	(300,243)	—
Credit facility amendment fees paid	(474)	(1,026)
Repurchase of common shares	(4,610)	(36,624)
Repurchase of common shares, IMAX China	(5,016)	(1,534)
Treasury stock purchased for future settlement of restricted share units	—	(3,086)
Taxes withheld and paid on employee stock awards vested	(3,045)	(251)
Common shares issued - stock options exercised	883	—
Dividends paid to non-controlling interests	(5,027)	(4,214)
Net cash (used in) provided by financing activities	(110,487)	233,509
Effects of exchange rate changes on cash	(958)	630
(Decrease) increase in cash and cash equivalents during period	(124,371)	195,713
Cash and cash equivalents, beginning of period	317,379	109,484
Cash and cash equivalents, end of period	$193,008	$305,197

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions of U.S. Dollars	2021	2020	2021	2020
Revenue
IMAX Technology Network:
IMAX DMR	$15,701	$6,886	$39,438	$18,061
Joint Revenue Sharing Arrangements, contingent rent	9,887	4,473	26,108	10,307
	25,588	11,359	65,546	28,368
IMAX Technology Sales and Maintenance:
IMAX Systems	13,236	17,437	35,117	27,674
Joint Revenue Sharing Arrangements, fixed fees	1,036	57	3,776	1,196
IMAX Maintenance	13,055	5,855	33,196	13,225
Other Theater Business(1)	363	307	1,283	1,261
	27,690	23,656	73,372	43,356
New Business Initiatives	1,238	378	2,554	1,488
Film Distribution and Post-Production	1,598	1,865	4,001	7,541
	56,114	37,258	145,473	80,753
Other	488	(2)	838	260
Total revenues	$56,602	$37,256	$146,311	$81,013

Gross Margin (Margin Loss)
IMAX Technology Network:
IMAX DMR(2)	$7,293	$3,079	$22,405	$7,492
Joint Revenue Sharing Arrangements, contingent rent(2)	3,626	(2,491)	7,299	(10,610)
	10,919	588	29,704	(3,118)
IMAX Technology Sales and Maintenance:
IMAX Systems (2)	8,086	8,671	21,646	14,497
Joint Revenue Sharing Arrangements, fixed fees(2)	280	(117)	783	110
IMAX Maintenance	6,462	794	15,360	(355)
Other Theater Business	64	31	269	77
	14,892	9,379	38,058	14,329
New Business Initiatives	1,189	372	2,281	1,245
Film Distribution and Post-Production (2)(3)	416	(6,061)	997	(9,392)
	27,416	4,278	71,040	3,064
Other	71	(449)	(669)	(1,837)
Total Segment Margin (Margin Loss)	$27,487	$3,829	$70,371	$1,227

_______________

(1)	Principally includes after-market sales of IMAX projection system parts and 3D glasses.
(2)

IMAX DMR gross margin includes marketing costs of $3.2 million and $5.8 million, respectively, for the three and nine months ended September 30, 2021 (2020 — $0.4 million and $2.8 million, respectively). JRSA gross margin includes advertising, marketing and commission expense of $0.8 million and $1.9 million, respectively, for the three and nine months ended September 30, 2021 (2020 — $0.7 million and $1.3 million, respectively). IMAX Systems gross margin includes marketing and commission costs of $0.3 million and $0.9 million, respectively, for the three and nine months ended September 30, 2021 (2020 — $0.6 million and $1.0 million, respectively). Film Distribution segment gross margin includes marketing expense of $nil and less than $0.1 million, respectively, for the three and nine months ended September 30, 2021 (2020 — $0.2 million and $0.4 million, respectively).

(3)

During the three and nine months ended September 30, 2020, Film Distribution segment results include impairment losses of $5.4 million and $9.9 million, respectively, to write-down the carrying value of certain documentary and alternative content film assets due to a decrease in projected box office totals and related revenues based on management’s regular quarterly recoverability assessments. No such charges incurred in the three and nine months ended September 30, 2021.

IMAX CORPORATION

NON-GAAP FINANCIAL MEASURES

(in thousands of U.S. dollars)

In this release, the Company presents adjusted net loss attributable to common shareholders and adjusted net loss attributable to common shareholders per basic and diluted share, EBITDA, Adjusted EBITDA per Credit Facility, Adjusted EBITDA margin, and free cash flow as supplemental measures of the Company’s performance, which are not recognized under U.S. GAAP. Adjusted net loss attributable to common shareholders and adjusted net loss attributable to common shareholders per basic and diluted share exclude, where applicable: (i) share-based compensation; (ii) COVID-19 government relief benefits, (iii) legal judgment and arbitration awards; (iv) realized and unrealized investment gains or losses, as well as the related tax impact of these adjustments, and (v) income taxes resulting from management’s decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries.

The Company believes that these non-GAAP financial measures are important supplemental measures that allow management and users of the Company’s financial statements to view operating trends and analyze controllable operating performance on a comparable basis between periods without the after-tax impact of share-based compensation and certain unusual items included in net loss attributable to common shareholders. Although share-based compensation is an important aspect of the Company’s employee and executive compensation packages, it is a non-cash expense and is excluded from certain internal business performance measures.

A reconciliation from net loss attributable to common shareholders and the associated per share amounts to adjusted net loss attributable to common shareholders and adjusted net loss attributable to common shareholders per diluted share is presented in the table below. Net loss attributable to common shareholders and the associated per share amounts are the most directly comparable GAAP measures because they reflect the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

In addition to the non-GAAP financial measures discussed above, management also uses “EBITDA,” as such term is defined in the Company’s Credit Agreement, and which is referred to herein as “Adjusted EBITDA per Credit Facility.” As allowed by the Credit Agreement, Adjusted EBITDA per Credit Facility includes adjustments in addition to the exclusion of interest, taxes, depreciation and amortization. Adjusted EBITDA per Credit Facility measure is presented to allow a more comprehensive analysis of the Company’s operating performance and to provide additional information with respect to the Company’s compliance against its Credit Agreement requirements when applicable. In addition, the Company believes that Adjusted EBITDA per Credit Facility presents relevant and useful information widely used by analysts, investors and other interested parties in the Company’s industry to evaluate, assess and benchmark the Company’s results.

EBITDA is defined as net income or loss excluding (i) income tax expense or benefit; (ii) interest expense, net of interest income; and (iii) depreciation and amortization, including film asset amortization. Adjusted EBITDA per Credit Facility is defined as EBITDA excluding: (i) share-based and other non-cash compensation; (ii) realized and unrealized investment gains or losses; (iii) write-downs, net of recoveries, including asset impairments and credit loss expense; (iv) legal judgment and arbitration awards; and (v) the gain or loss from equity accounted investments.

A reconciliation of net loss attributable to common shareholders, which is the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA per Credit Facility is presented in the table below. Net loss attributable to common shareholders is the most directly comparable GAAP measure because it reflects the earnings relevant to the Company’s shareholders, rather than the earnings attributable to non-controlling interests.

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the Condensed Consolidated Statements of Cash Flows). Cash provided by operating activities consist of net (loss) income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. Free cash flow does not represent residual cash flow available for discretionary expenditures. A reconciliation of cash provided by operating activities to free cash flow is presented below.

These non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Additionally, the non-GAAP financial measures used by the Company should not be considered as a substitute for, or superior to, the comparable GAAP amounts.

Adjusted EBITDA per Credit Facility

	For the Three Months Ended September 30, 2021 (1)			For the Three Months Ended September 30, 2020 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net loss	$(6,344)	$2,034	$(8,378)	$(48,484)	$(1,275)	$(47,209)
Add (subtract):
Income tax expense (benefit)	4,402	634	3,768	19,349	(503)	19,852
Interest expense, net of interest income	261	(90)	351	1,509	(81)	1,590
Depreciation and amortization, including film asset amortization	14,899	1,723	13,176	13,816	1,182	12,634
Amortization of deferred financing costs(2)	741	—	741	296	—	296
EBITDA	$13,959	$4,301	$9,658	$(13,514)	$(677)	$(12,837)
Share-based and other non-cash compensation	6,226	233	5,993	5,495	292	5,203
Realized and unrealized investment gains	(30)	—	(30)	(1,575)	(484)	(1,091)
(Recoveries) write-downs, including asset impairments and credit loss expense	(2,901)	(381)	(2,520)	10,458	3,324	7,134
Loss from equity accounted investment	—	—	—	1,329	—	1,329
Adjusted EBITDA per Credit Facility	$17,254	$4,153	$13,101	$2,193	$2,455	$(262)
Revenues attributable to common shareholders(3)	56,602	6,699	49,903	37,256	5,825	31,431
Adjusted EBITDA margin attributable to common shareholders	30.5%	62.0%	26.3%	5.9%	42.1%	(0.8%)

	For the Twelve Months Ended September 30, 2021 (1)			For the Twelve Months Ended September 30, 2020 (1)
	Attributable to Non-controlling	Less:		Attributable to Non-controlling	Less:
	Interests and	Attributable to	Attributable to	Interests and	Attributable to	Attributable to
	Common	Non-controlling	Common	Common	Non-controlling	Common
	Shareholders	Interests	Shareholders	Shareholders	Interests	Shareholders
(In thousands of U.S. Dollars)
Reported net loss	$(42,500)	$11,174	$(53,674)	$(116,590)	$(12,231)	$(104,359)
Add (subtract):
Income tax expense	11,314	3,209	8,105	29,388	5,549	23,839
Interest expense, net of interest income	3,642	(355)	3,997	2,564	(388)	2,952
Depreciation and amortization, including film asset amortization	52,575	5,009	47,566	58,553	4,737	53,816
Amortization of deferred financing costs(2)	2,056	—	2,056	728	—	728
EBITDA	$27,087	$19,037	$8,050	$(25,357)	$(2,333)	$(23,024)
Share-based and other non-cash compensation	24,251	1,050	23,201	22,518	885	21,633
Realized and unrealized investment gains	(4,169)	(1,218)	(2,951)	(1,087)	(364)	(723)
Write-downs, including asset impairments and credit loss expense	3,410	(603)	4,013	32,743	8,590	24,153
Legal judgment and arbitration awards	2,335	—	2,335	—	—	—
Loss from equity accounted investments	—	—	—	1,799	—	1,799
Adjusted EBITDA per Credit Facility	$52,914	$18,266	$34,648	$30,616	$6,778	$23,838
Revenues attributable to common shareholders(3)	202,301	30,744	171,557	205,292	19,486	185,806
Adjusted EBITDA margin attributable to common shareholders	26.2%	59.4%	20.2%	14.9%	34.8%	12.8%

_______________

(1)

The Senior Secured Net Leverage Ratio is calculated using Adjusted EBITDA per Credit Facility determined on a trailing twelve-month basis. During the first quarter of 2021, the Company entered into the Second Amendment to the Credit Facility Agreement which, among other things, suspends the Senior Secured Net Leverage Ratio financial covenant in the Credit Agreement through the first quarter of 2022 and, once re-established, permits the Company to use EBITDA from the third and fourth quarters of 2019 in lieu of EBITDA for the corresponding quarters of 2021.

(2)	The amortization of deferred financing costs is recorded within Interest Expense in the Condensed Consolidated Statements of Operations.

(3)

	Three months ended September 30, 2021		Three months ended September 30, 2020		12 months ended September 30, 2021		12 months ended September 30, 2020
Total revenues		$56,602		$37,256		$202,301		$205,292
Greater China revenues	$22,203		$19,346		$101,957		$64,489
Non-controlling interest ownership percentage(4)	30.17%		30.11%		30.15%		30.22%
Deduction for non-controlling interest share of revenues		(6,699)		(5,825)		(30,744)		(19,486)
Revenues attributable to common shareholders		$49,903		$31,431		$171,557		$185,806
(4)	Weighted average ownership percentage for change in non-controlling interest share

Adjusted Net Loss Attributable to Common Shareholders and Adjusted Diluted Per Share Calculations

	Three Months Ended		Three Months Ended
	September 30, 2021		September 30, 2020
(In thousands of U.S. Dollars, except per share amounts)	Net Loss	Per Share	Net Loss	Per Share
Reported net loss attributable to common shareholders	$(8,378)	$(0.14)	$(47,209)	$(0.80)
Adjustments(1):
Share-based compensation	5,876	0.10	5,019	0.09
COVID-19 government relief benefits(2)	(2,048)	(0.03)	(2,084)	(0.03)
Unrealized investment gains	(30)	—	(1,091)	(0.02)
Tax impact on items listed above	(452)	(0.01)	611	0.01
Income taxes resulting from management's decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries	—	—	129	—
Adjusted net loss(1)	$(5,032)	$(0.08)	$(44,625)	$(0.75)

Weighted average basic shares outstanding		59,244		58,859
Weighted average diluted shares outstanding		59,244		58,859

	Nine Months Ended		Nine Months Ended
	September 30, 2021		September 30, 2020
(In thousands of U.S. dollars, except per share amounts)	Net Loss	Per Share	Net Loss	Per Share
Reported net loss attributable to common shareholders	$(32,429)	$(0.55)	$(122,530)	$(2.06)
Adjustments(1):
Share-based compensation	17,675	0.30	15,262	0.26
COVID-19 government relief benefits(3)	(5,513)	(0.09)	(5,235)	(0.08)
Legal judgment and arbitration awards	(1,770)	(0.03)	—	—
Realized and unrealized investment (gains) losses	(3,740)	(0.06)	661	0.01
Tax impact on items listed above	(1,417)	(0.02)	(584)	(0.01)
Income taxes resulting from management's decision to no longer indefinitely reinvest the historical earnings of certain foreign subsidiaries	381	0.01	13,014	0.21
Adjusted net loss(1)	$(26,813)	$(0.45)	$(99,412)	$(1.67)

Weighted average basic shares outstanding		59,207		59,360
Weighted average diluted shares outstanding		59,207		59,360

_______________

(1)	Reflects amounts attributable to common shareholders.
(2)

For the three months ended September 30, 2021, the Company recognized $2.0 million in COVID-19 government relief benefits (2020 — $2.0 million), as reductions to Selling, General and Administrative Expenses ($1.5 million) (2020 — $1.6 million), Costs and Expenses Applicable to Revenues ($0.5 million) (2020 — $0.3 million) and Research and Development ($nil) (2020 — $0.1 million) in the Condensed Consolidated Statements of Operations.

(3)

For the nine months ended September 30, 2021, the Company recognized $5.5 million in COVID-19 government relief benefits (2020 — $5.2 million), as reductions to Selling, General and Administrative Expenses ($4.1 million) (2020 — $4.5 million), Costs and Expenses Applicable to Revenues ($1.4 million) (2020 — $0.6 million) and Research and Development ($nil) (2020 — $0.1 million) in the Condensed Consolidated Statements of Operations.

Free Cash Flow

	Three Months Ended	Nine Months Ended
(In thousands of U.S. Dollars)	September 30, 2021	September 30, 2021
Net cash used in operating activities	$(2,566)	$(19,582)
Net cash (used in) provided by investing activities	(4,720)	6,656
Free cash flow	$(7,286)	$(12,926)